UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2023

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On November 8, 2023, James River Group Holdings, Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Fleming Intermediate Holdings LLC, a Cayman Islands limited liability company (the “Buyer”). Pursuant to the Stock Purchase Agreement, and on the terms and subject to the conditions therein, the Buyer agreed to purchase from the Company all of the common shares of JRG Reinsurance Company, Ltd., a wholly-owned subsidiary of the Company ( “JRG Re”) (the “Transaction”). The Transaction, which is expected to close in the first quarter of 2024, will result in the Company’s disposition of its casualty reinsurance business and related assets.
Total consideration to the Company for the sale of JRG Re includes (A) $277 million (the “Purchase Price”), which is comprised of (i) $138 million payable by the Buyer to the Company on the closing date in cash, subject to final closing adjustments based on changes in JRG Re’s adjusted net worth between March 31, 2023 and the closing date, and (ii) a $139 million dividend or return of capital or surplus by JRG Re to the Company prior to the closing date, which dividend or return of capital or surplus is subject to the availability of unencumbered assets on the closing date, and (B) $2,500,000 to be paid by the Buyer to the Company in the event that certain conditions outlined in the Stock Purchase Agreement are met on the date that is nine months following the closing date.
The Transaction is subject to the satisfaction or waiver of customary closing conditions, including approval of the Bermuda Monetary Authority. The Stock Purchase Agreement contains customary representations and warranties made by the Company and the Buyer that are subject, in some cases, to specified exceptions and qualifications contained in the Stock Purchase Agreement and the confidential disclosure schedules related thereto, as well as certain customary covenants. Pursuant to the Stock Purchase Agreement and subject to the conditions set forth therein, on the closing date, the Company and the Buyer will enter into certain ancillary agreements, including a transition services agreement.
The Stock Purchase Agreement also includes certain termination rights, including (A) termination by either the Company or the Buyer if the Transaction is not consummated on or prior to June 3, 2024 (subject to one two-month extension in the event closing has not occurred solely because one or more required governmental approvals have not been obtained), (B) by the Company if (i) all closing conditions have been met, (ii) the Company is ready, willing and able to consummate the closing, and (iii) the Buyer fails to complete the closing solely as a result of the failure to obtain debt financing or alternate financing that is sufficient to finance the consummation of the Transaction by the Buyer (a “Financing Failure”), and (C) other customary termination rights. In the event of a termination of the Stock Purchase Agreement due to a Financing Failure, the Buyer shall pay the Company a reverse termination fee in an amount of cash equal to $9,660,000.
The summary of the Stock Purchase Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference in its entirety herein.
The representations, warranties and covenants of the Company and the Buyer contained in the Stock Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Stock Purchase Agreement, (ii) are subject to materiality qualifications contained in the Stock Purchase Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Stock Purchase Agreement or such other date as is specified in the Stock Purchase Agreement and (iv) have been included in the Stock Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Stock Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding the Company, JRG Re, the Buyer or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, JRG Re, the Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Buyer’s public disclosures.

Lender Consent Agreements
On November 8, 2023, the Company and JRG Re entered into (i) a Consent Agreement to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 (the “KeyBank Facility”) by and among the Company and JRG Re, as borrowers, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (the “KeyBank Lenders”) (the “KeyBank Consent Agreement”); and (ii) a Consent Agreement to the Credit Agreement dated as of August 2, 2017, as amended, (the “BMO Facility”) by and among the Company and JRG Re, as borrowers, and BMO Harris Bank N.A., as the lender (“BMO”) (the “BMO Consent Agreement” and, together with the KeyBank Consent Agreement, the “Consent Agreements” and each a “Consent Agreement”) .
Pursuant to the Consent Agreements, KeyBank as Administrative Agent of the KeyBank Facility and the KeyBank Lenders, and BMO, as the lender under the BMO Facility, have consented to the Company entering into an agreement for the sale of JRG Re and agreed to enter into an amendment to the KeyBank Facility and the BMO Facility, as applicable, at or prior to the the closing of the Transaction (a) to release JRG Re as a borrower under the KeyBank Facility and the BMO Facility, as applicable, and release all collateral pledged by JRG Re under the KeyBank Facility and the BMO Facility, and (b) to make certain other amendments to the loan documents necessary to, or in connection with, the sale of JRG Re, subject to compliance with the provisions of the KeyBank Facility and the BMO Facility, as applicable, including, without limitation, the mandatory increase of collateral or prepayment provisions of the KeyBank Facility and the BMO Facility, as applicable, and collateralization of any letters of credit that remain outstanding after the closing of the Transaction. The obligation of the KeyBank Lenders and BMO to enter into such amendments is subject to (x) the absence of any material Default or Event of Default (as defined in the applicable facility) under such facility, and (y) the absence of any transfer of assets to JRG Re from any other Loan Party (as defined in each of the KeyBank Facility and the BMO Facility) between the Consent Effective Date (as defined in each of the KeyBank Consent Agreement and the BMO Consent Agreement) and the closing of the sale of JRG Re outside the ordinary course of business or other than as may be contemplated pursuant to the terms of the Stock Purchase Agreement.
The summaries of the Consent Agreements in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to each Consent Agreement, which are attached hereto as Exhibits 10.2 and 10.3 and incorporated by reference in their entirety herein.
Cautionary Note Regarding Forward-Looking Statements.
This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, without limitation, statements regarding (i) the ability to complete the sale of JRG Re on the terms set forth in the Stock Purchase Agreement, or at all, (ii) amendments of the KeyBank Facility and the BMO Facility necessary to enable the Company to complete the sale of JRG Re on terms acceptable to the Company or at all, and (iii) other risks and uncertainties contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
2.1	Stock Purchase Agreement dated November 8, 2023 by and among James River Group Holdings, Ltd. and Fleming Intermediate Holdings LLC*
10.1
Consent Agreement dated November 8, 2023 to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto

10.2
Consent Agreement dated November 8, 2023 to the Credit Agreement dated as of August 2, 2017, as amended, by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, and BMO Harris Bank N.A., as the lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, the Schedules to this Exhibit have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: November 9, 2023	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer